EXHIBIT 16.1

Hogan & Slovacek

A PROFESSIONAL CORPORATION
CERTIFIED PUBLIC ACCOUNTANTS
OKLAHOMA CITY, OKLAHOMA

February 14, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statement made by Gulfport Energy Corporation (the “Company”) (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated February 14, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ HOGAN & SLOVACEK
Hogan & Slovacek